Exhibit 99.2

QKL Stores Inc. Engages BDO as Independent Auditor

Daqing, China, October 19, 2009 – QKL Stores Inc. (the “Company”) (OTCBB: QKLS), a leading regional supermarket chain in Northeast China, announced today the appointment of BDO Guangdong Dahua Delu CPAs, LLP (“BDO”) as the Company’s independent registered public accounting firm.  BDO replaces the Company’s previous independent registered public accountants, Albert Wong & Co. (“Albert Wong”).

Mr. Zhuangyi Wang, Chairman and CEO of QKL Stores Inc., said, “We greatly appreciate Albert Wong’s contribution to our efforts to build out our accounting infrastructure, and are pleased to be working with BDO to continue those efforts.  As we look toward listing on a major exchange, we are diligently working to improve our procedures so that we can maximize transparency and shareholder value. We look forward to working with the BDO team.”

The appointment of BDO has been made by the Company’s Audit Committee and there have been no disagreements with Albert Wong concerning the Company's accounting principles and practices, financial statements, disclosure or auditing scope.

About QKL Stores Inc.:

Based in Daqing, China, QKL Stores Inc. is a leading regional supermarket chain company operating in Northeast China. The Company sells a broad selection of merchandise, including groceries, fresh food, and non-food items, through its retail supermarkets, hypermarket stores, and department stores; the company also has its own distribution centers that service its supermarkets.

Safe Harbor Statement

Certain statements in this release and other written or oral statements made by or on behalf of the Company are “forward looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. The forward looking statements are subject to a number of risks and uncertainties including market acceptance of the Company’s services and projects and the Company’s continued access to capital and other risks and uncertainties. The actual results the Company achieves may differ materially from those contemplated by any forward-looking statements due to such risks and uncertainties. These statements are based on our current expectations and speak only as of the date of such statements.

Contact Information

Company Contact:
QKL Stores Inc.
Diana Zhang & Crystal Chen
Tel: +86-459-460-7626
Web site: www.qklstoresinc.com

Investor Relations:
ICR, Inc.
Wei Jung Yang
Tel: +86-10-6599-7968

Bill Zima
Tel: 1-203-682-8200